UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 13, 2006

Majesco Entertainment Company
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-51128	06-1529524
(Commission File Number)	(IRS Employer Identification No.)
160 Raritan Center Parkway, Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)
(732) 225-8910
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

The information set forth under this ‘‘Item 2.02 — Results of Operations and Financial Condition,’’ including the exhibit attached hereto, shall not be deemed ‘‘filed’’ for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Attached as Exhibit 99.1 is a copy of a press release of Majesco Entertainment Company (the ‘‘Company’’) dated March 13, 2006, announcing certain unaudited financial results for the Company’s fiscal period for the quarter ended January 31, 2006.

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) Attached as Exhibit 99.2 is a copy of a press release of the Company dated March 13, 2006, announcing that the Nasdaq Stock Market has approved the Company’s application to have the listing of the Company’s common stock transferred from the Nasdaq National Market to the Nasdaq Capital Market. The Company’s Board of Directors approved the transfer on March 10, 2006, and the transfer became effective as of the market open on March 13, 2006.

Item 9.01 – Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated March 13, 2006, regarding the Company’s announcement of the release of its earnings.
99.2	Press release dated March 13, 2006, regarding the transfer to the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
By:	/s/ Jesse Sutton
Name:	Jesse Sutton
Title:	President

Date: March 13, 2006